Exhibit 99

July 29, 2010

HELMERICH & PAYNE, INC. ANNOUNCES THIRD QUARTER RESULTS AND NINE NEW FLEXRIG® CONTRACTS

Helmerich & Payne, Inc. reported income from continuing operations of $64,883,000 ($0.61 per diluted share) from operating revenues of $483,384,000 for its third fiscal quarter ended June 30, 2010, compared with income from continuing operations of $68,021,000 ($0.64 per diluted share) from operating revenues of $384,359,000 during last year’s third fiscal quarter.  As previously reported, on June 30, 2010, Venezuelan President Hugo Chavez signed a Decree authorizing the “forceful acquisition” of the Company’s Venezuelan drilling assets.  As a result, the corresponding operations, previously within the Company’s International Land segment, have been reclassified as discontinued operations.  Accordingly, the assets and liabilities corresponding to the Company’s business in Venezuela, along with its results of operations, have been reclassified for all comparative periods presented.  Considering an impairment charge of $102,721,000 related to the Venezuelan governmental action, the Company reported a third quarter loss from discontinued operations of $101,598,000 ($0.95 per diluted share).  Including discontinued operations, the Company recorded a net loss of $36,715,000 for the third fiscal quarter of 2010 compared to net income of $53,044,000 for the third fiscal quarter of 2009.  Included in both this year’s and last year’s third quarter income from continuing operations are gains of approximately $.01 per share from the sale of drilling equipment.

For the nine months ended June 30, 2010, the Company reported income from continuing operations of $202,790,000 ($1.89 per diluted share) from operating revenues of $1,316,205,000 compared with income from continuing operations of $325,570,000 ($3.05 per diluted share) from operating revenues of $1,485,464,000 during the nine months ended June 30, 2009.  Including discontinued operations, total net income was $73,267,000 and $302,057,000 during the first nine months of fiscal 2010 and 2009, respectively.  Included in the first nine months of both this year’s and last year’s income from continuing operations are gains of approximately $.03 per share from the sale of drilling equipment.

Segment operating income for U.S. land operations was $103,138,000 for this year’s third fiscal quarter, compared with $96,593,000 for last year’s third fiscal quarter and $90,723,000 for this year’s second fiscal quarter.  The sequential increase was primarily attributable to the continuing recovery in U.S. land drilling activity, as revenue days increased to 14,374 from 13,114 during this year’s second fiscal quarter.

Approximately $700 per day of the average rig revenue and margin per day values, as reported in the attached tables corresponding to U.S. land operations for this year’s third fiscal quarter ($23,690 and $11,151, respectively), was a result of early contract termination revenue and of revenue related to customer requested delivery delays for new builds under long-term contracts.  This compares to approximately $800 per day included in the rig revenue and margin per day averages corresponding to this year’s second fiscal quarter ($23,382 and $11,287, respectively) for the same type of revenue.  Additional revenue of approximately $5 million corresponding to new build early terminations and to requested delivery delays is now expected to be recognized in the U.S. land segment during the fourth quarter of fiscal 2010.

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News Release

July 29, 2010

Rig utilization for the Company’s U.S. land segment was 76% for this year’s third fiscal quarter, compared with 51% for last year’s third fiscal quarter and 70% for this year’s second fiscal quarter.  At June 30, 2010, the Company’s U.S. land segment had 170 contracted rigs and 45 idle and available rigs.  The 170 contracted rigs included 116 rigs under term contracts, four of which were new FlexRigs®* waiting on customers that requested delivery delays.  (Delayed FlexRigs do not generate revenue days and are not considered for purposes of calculating and reporting rig utilization rates.)

Helmerich & Payne, Inc. also announced today that since its last related announcement on July 6, 2010, the Company has signed contracts to build and operate nine additional FlexRigs.  These rigs will be built under multi-year term contracts with four exploration and production companies, and will operate in the U.S. with attractive dayrates and economic returns.  The names of the customers and other terms were not disclosed.  Considering these nine rigs, the Company has announced a total of 19 new build rigs during fiscal 2010, of which four have already been completed and 15 are under construction.  The Company expects to continue to complete and deliver these new FlexRigs through early to mid calendar 2011.

President and CEO Hans Helmerich commented, “We are encouraged by improved activity for the Company’s FlexRigs.  It confirms our earlier expectations for a bifurcated market where high performing rigs, and our FlexRigs in particular, would command better utilization and margins compared to the industry rig fleet.  Our recent new build announcements further reinforce our long-held conviction that a growing number of customers are increasingly shaping their efforts in the field around efficient, high-performing rigs.  Demand for enhanced field performance favors the Company’s strengths and capabilities and bodes well for additional opportunities ahead.”

Segment operating income for the Company’s offshore operations was $11,231,000 for the third fiscal quarter of 2010, compared with $12,723,000 for last year’s third fiscal quarter and $13,625,000 for this year’s second fiscal quarter.  Average rig utilization of the Company’s nine platform rigs in the offshore segment was 78% for this year’s third fiscal quarter, compared with 93% during last year’s third fiscal quarter and 81% during this year’s second fiscal quarter.  Average rig margins per day declined to $20,782 during this year’s third fiscal quarter from $23,023 during this year’s second fiscal quarter.  The Company estimates that third quarter segment operating income was negatively impacted by approximately 3% due to lower standby rates received as a result of the government imposed deepwater drilling moratorium.

The Company’s international land operations reported segment operating income of $9,893,000 for this year’s third fiscal quarter, compared with $6,492,000 for last year’s third fiscal quarter and $11,784,000 for the second fiscal quarter of 2010.  Although rig utilization corresponding to continuing operations in the segment sequentially increased to 76% from 73%, the average rig margin per day declined to $10,192 during the third quarter from $11,167 during the second quarter of 2010.

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News Release

July 29, 2010

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of July 29, 2010, the Company’s existing fleet included 217 land rigs in the U.S., 28 international land rigs and nine offshore platform rigs.  In addition, the Company is scheduled to complete another 15 new H&P-designed and operated FlexRigs under long-term contracts with customers.  Upon completion of these commitments in fiscal 2011, the Company’s global land fleet is expected to include a total of 209 FlexRigs.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above.

Statements in this release and information disclosed in the conference call and webcast that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Mike Drickamer

(918) 588-5190

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News Release

July 29, 2010

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
CONSOLIDATED STATEMENTS OF OPERATIONS	2010	2010	2009	2010	2009

Operating Revenues:
Drilling – U.S. Land	$324,439	$366,989	$282,358	$976,497	$1,172,076
Drilling – Offshore	47,765	53,131	55,605	153,186	157,424
Drilling – International Land	61,535	60,045	43,882	177,377	147,940
Other	2,840	3,219	2,514	9,145	8,024
	436,579	483,384	384,359	1,316,205	1,485,464

Operating costs and expenses:
Operating costs, excluding depreciation	248,480	285,583	204,523	742,761	754,098
Depreciation	63,493	65,208	58,737	189,418	166,082
General and administrative	20,543	20,114	14,172	61,296	45,481
Research and development	3,342	3,254	2,777	8,411	6,630
Gain from involuntary conversion of long-lived assets	—	—	(264)	—	(541)
Income from asset sales	(985)	(2,249)	(1,741)	(4,245)	(4,706)
	334,873	371,910	278,204	997,641	967,044

Operating income	101,706	111,474	106,155	318,564	518,420

Other income (expense):
Interest and dividend income	287	940	199	1,536	2,362
Interest expense	(4,038)	(3,961)	(2,893)	(12,693)	(9,147)
Other	23	215	(49)	253	51
	(3,728)	(2,806)	(2,743)	(10,904)	(6,734)
Income from continuing operations before income taxes and equity in income of affiliate	97,978	108,668	103,412	307,660	511,686

Income tax provision	23,873	43,785	35,391	104,870	196,227

Equity in income of affiliate net of income taxes	—	—	—	—	10,111
Income from continuing operations	74,105	64,883	68,021	202,790	325,570

Loss from discontinued operations, before income taxes	(22,744)	(101,548)	(13,717)	(127,160)	(18,451)
Income tax provision	4,614	50	1,260	2,363	5,062
Loss from discontinued operations	(27,358)	(101,598)	(14,977)	(129,523)	(23,513)

NET INCOME (LOSS)	$46,747	$(36,715)	$53,044	$73,267	$302,057

Basic earnings per common share:
Income from continuing operations	$0.70	$0.61	$0.64	$1.92	$3.08
Loss from discontinued operations	$(0.26)	$(0.96)	$(0.14)	$(1.23)	$(0.22)

Net Income (loss)	$0.44	$(0.35)	$0.50	$0.69	$2.86

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News Release

July 29, 2010

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
CONSOLIDATED STATEMENTS OF OPERATIONS	2010	2010	2009	2010	2009

Diluted earnings per common share:
Income from continuing operations	$0.68	$0.61	$0.64	$1.89	$3.05
Loss from discontinued operations	$(0.25)	$(0.95)	$(0.14)	$(1.21)	$(0.22)

Net Income (loss)	$0.43	$(0.34)	$0.50	$0.68	$2.83

Weighted average shares outstanding:
Basic	105,711	105,743	105,425	105,676	105,330
Diluted	107,484	107,444	106,695	107,400	106,381

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News Release

July 29, 2010

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	6/30/10	9/30/09

ASSETS
Cash and cash equivalents	$77,717	$96,142
Other current assets	462,026	345,884
Current assets of discontinued operations	9,507	80,906
Total current assets	549,250	522,932
Investments	274,620	356,404
Net property, plant, and equipment	3,235,863	3,194,273
Other assets	13,921	15,781
Non-current assets of discontinued operations	—	71,634
TOTAL ASSETS	$4,073,654	$4,161,024

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$203,290	$284,923
Current liabilities of discontinued operations	7,688	16,983
Total current liabilities	210,978	301,906
Non-current liabilities	765,330	745,904
Non-current liabilities of discontinued operations	1,819	10,205
Long-term notes payable	390,000	420,000
Total shareholders’ equity	2,705,527	2,683,009

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,073,654	$4,161,024

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News Release

July 29, 2010

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Nine Months Ended
	June 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2010	2009

OPERATING ACTIVITIES:
Net income	$73,267	$302,057
Adjustment for loss from discontinued operations	129,523	23,513
Income from continuing operations	202,790	325,570
Depreciation	189,418	166,082
Changes in assets and liabilities	(66,376)	256,690
Gain from involuntary conversion of long-lived assets	—	(541)
Gain on sale of assets and investment securities	(4,245)	(4,706)
Other	12,957	(9,042)
Net cash provided by operating activities from continuing operations	334,544	734,053
Net cash provided by (used in) operating activities from discontinued operations	(1,507)	402
Net cash provided by operating activities	333,037	734,455

INVESTING ACTIVITIES:
Capital expenditures	(220,200)	(734,506)
Insurance proceeds from involuntary conversion of long-lived assets	—	541
Proceeds from sale of assets and short-term investments	18,813	6,658
Purchase of short-term investments	(16)	(12,500)
Other	—	(16)
Net cash used in investing activities from continuing operations	(201,403)	(739,823)
Net cash used in investing activities from discontinued operations	(55)	(3,857)
Net cash used in investing activities	(201,458)	(743,680)

FINANCING ACTIVITIES:
Dividends paid	(15,891)	(15,829)
Decrease in bank overdraft	(2,038)	8,992
Proceeds from exercise of stock options	(391)	710
Net proceeds from (payments for) short-term and long-term debt	(135,000)	58,267
Excess tax benefit from stock-based compensation	3,316	1,189
Net cash provided by (used in) financing activities	(150,004)	53,329

Net increase (decrease) in cash and cash equivalents	(18,425)	44,104
Cash and cash equivalents, beginning of period	96,142	77,549
Cash and cash equivalents, end of period	$77,717	$121,653

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News Release

July 29, 2010

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2010	2010	2009	2010	2009
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$324,439	$366,989	$282,358	$976,497	$1,172,076
Direct operating expenses	176,424	206,707	133,041	521,486	538,380
General and administrative expense	6,074	5,458	4,133	18,193	12,834
Depreciation	51,218	51,686	48,591	151,434	137,291
Segment operating income	$90,723	$103,138	$96,593	$285,384	$483,571

Revenue days	13,114	14,374	9,302	38,748	38,153
Average rig revenue per day	$23,382	$23,690	$28,325	$23,708	$28,791
Average rig expense per day	$12,095	$12,539	$12,273	$11,965	$12,182
Average rig margin per day	$11,287	$11,151	$16,052	$11,743	$16,609
Rig utilization	70%	76%	51%	69%	72%

OFFSHORE OPERATIONS
Revenues	$47,765	$53,131	$55,605	$153,186	$157,424
Direct operating expenses	29,696	37,382	38,854	99,654	102,019
General and administrative expense	1,478	1,329	1,004	4,437	3,120
Depreciation	2,966	3,189	3,024	9,133	9,015
Segment operating income	$13,625	$11,231	$12,723	$39,962	$43,270

Revenue days	660	638	763	1,998	2,294
Average rig revenue per day	$48,225	$46,138	$45,531	$49,218	$48,994
Average rig expense per day	$25,202	$25,356	$26,976	$26,240	$27,516
Average rig margin per day	$23,023	$20,782	$18,555	$22,978	$21,478
Rig utilization	81%	78%	93%	81%	93%

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News Release

July 29, 2010

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2010	2010	2009	2010	2009
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$61,535	$60,045	$43,882	$177,377	$147,940
Direct operating expenses	41,980	41,113	32,051	120,374	112,722
General and administrative expense	716	771	502	1,978	1,709
Depreciation	7,055	8,268	4,837	22,239	13,043
Segment operating income	$11,784	$9,893	$6,492	$32,786	$20,466

Revenue days	1,766	1,881	1,121	5,278	3,681
Average rig revenue per day	$33,283	$30,669	$36,519	$32,173	$37,046
Average rig expense per day	$22,116	$20,477	$24,098	$21,337	$27,007
Average rig margin per day	$11,167	$10,192	$12,421	$10,836	$10,039
Rig utilization	73%	76%	69%	68%	80%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$17,813	$26,474	$18,877	$57,847	$73,621
Offshore Operations	$5,880	$13,771	$13,409	$26,383	$25,627
International Land Operations	$2,758	$2,357	$2,945	$7,569	$11,572

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News Release

July 29, 2010

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The Company’s Venezuelan operation, which was historically an operating segment within the International Land Segment, was discontinued in the third quarter of fiscal 2010.  Consequently, its operating results are excluded from the segment data tables above.

The following table reconciles operating income per the information above to income from continuing operations before income taxes and equity in income of affiliates as reported on the Consolidated Statements of Operations (in thousands).

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2010	2010	2009	2010	2009
Operating income
U.S. Land	$90,723	$103,138	$96,593	$285,384	$483,571
Offshore	13,625	11,231	12,723	39,962	43,270
International Land	11,784	9,893	6,492	32,786	20,466
Other	(2,423)	(1,803)	(2,304)	(5,020)	(4,656)
Segment operating income	$113,709	$122,459	$113,504	$353,112	$542,651
Corporate general and administrative	(12,275)	(12,556)	(8,533)	(36,688)	(27,818)
Other depreciation	(1,335)	(1,295)	(1,305)	(3,966)	(3,775)
Inter-segment elimination	622	617	484	1,861	2,115
Gain from involuntary conversion of long-lived assets	—	—	264	—	541
Income from asset sales	985	2,249	1,741	4,245	4,706
Operating income	$101,706	$111,474	$106,155	$318,564	$518,420

Other income (expense):
Interest and dividend income	287	940	199	1,536	2,362
Interest expense	(4,038)	(3,961)	(2,893)	(12,693)	(9,147)
Other	23	215	(49)	253	51
Total other income (expense)	(3,728)	(2,806)	(2,743)	(10,904)	(6,734)

Income from continuing operations before income taxes and equity in income of affiliates	$97,978	$108,668	$103,412	$307,660	$511,686

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